UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2017

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

21255 Burbank Boulevard, Suite 400, woodland Hills, California 91367

(Address of principal executive offices and zip code)

(818) 884 - 3737

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2017, B. Riley Financial, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with B.R. Acquisition Ltd. and magicJack VocalTec Ltd. (“magicJack”), pursuant to which Merger Sub will merge with and into magicJack, with magicJack continuing as the surviving corporation and as an indirect subsidiary of the Company (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding ordinary share, no par value, of magicJack (“magicJack Stock”), excluding certain specified shares, will be converted into the right to receive $8.71 in cash without interest (the “Per Share Merger Consideration”).

Subject to certain exceptions, at the Effective Time, each outstanding option to purchase magicJack Stock will become fully vested and will be canceled and converted into the right to receive (without interest) an amount in cash, less applicable tax withholdings, equal to the product of (a) the number of shares of magicJack Stock underlying such option and (b) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option. At the Effective Time, each outstanding award of magicJack Stock that is subject to forfeiture or other restrictions (“Restricted Shares”) will become vested if and to the extent provided by the terms of such award, and any portion that does not become vested will be forfeited. Each vested Restricted Share will be cancelled and converted into the right to receive (without interest) an amount in cash, less applicable tax withholdings, equal to the Per Share Merger Consideration.

The Company and magicJack have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature. Subject to certain exceptions, the Company and magicJack have agreed to use their respective reasonable best efforts to obtain necessary regulatory approvals, avoid any governmental action in connection with the Merger and to do or cause to be done all things necessary, proper or advisable to consummate the Merger. In addition, magicJack has agreed, among other things, to covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) the facilitation of magicJack’s shareholders’ consideration of, and voting upon, the approval of the Merger Agreement and the terms of the Merger, (iii) the recommendation by the board of directors of magicJack (the “magicJack Board”) in favor of the approval by magicJack’s shareholders of the Merger Agreement and the terms of the Merger and (iv) non-solicitation obligations relating to alternative acquisition proposals, subject to certain exceptions.

Consummation of the Merger is subject to certain closing conditions, including: (i) the approval of the Merger Agreement and the terms of the Merger by the holders of a majority of the total number of shares of magicJack Stock voted at the magicJack shareholders meeting, (ii) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of certain laws or orders prohibiting the Merger or the other transactions contemplated by the Merger Agreement, (iv) the passing of at least 50 days after the filing of the merger proposal with the Registrar of Companies of the State of Israel and of at least 30 days after the approval of the Merger Agreement by the shareholders of magicJack and Merger Sub, (v) the filing of specified income tax returns by magicJack and certain of its subsidiaries and (vi) receipt of specified authorizations, approvals, clearances and consents of, and the making of specified filings with, the United States Federal Communications Commission and specified state public service or public utility commissions or similar bodies. The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s performance in all material respects of its obligations contained in the Merger Agreement. The obligations of the Company and Merger Sub to consummate the Merger are also conditioned upon (i) the receipt of approval from the Israeli Innovation Authority (the “IIA”) and (ii) the receipt of certain required regulatory approvals without the imposition of certain materially burdensome regulatory conditions. The obligation of magicJack to consummate the Merger is conditioned upon the Company’s execution of an undertaking in favor of the IIA to comply with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5644-1984. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement entitles both the Company and magicJack to specific performance to enforce its terms, subject to certain rights of the parties to terminate the Merger Agreement. Either the Company or magicJack may terminate the Merger Agreement in the event that (i) the Merger is not consummated by August 9, 2018, or if specified regulatory approvals have not been obtained prior to such date, then by November 9, 2018, (ii) the consummation of the Merger is legally prohibited or enjoined by certain governmental authorities, (iii) the approval of the Merger Agreement and the terms of the Merger by the magicJack shareholders is not obtained or (iv) the other party has breached its representations or covenants (subject to specified cure rights) such that the closing conditions are not satisfied. In certain circumstances, the Company may terminate the Merger Agreement if the magicJack Board changes its recommendation in favor of the Merger or fails to reaffirm its recommendation after receipt of an acquisition proposal. magicJack may terminate the agreement prior to its shareholders’ approval in order to enter into a transaction that constitutes a superior proposal. Upon termination of the Merger Agreement under specified circumstances, magicJack will be obligated to pay the Company a termination fee equal to $5,738,297.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. The Merger Agreement and the above description are not intended to provide any other factual information about the Company, magicJack, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the

Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, magicJack or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or magicJack. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information about the Company or magicJack and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the United States Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events

On November 9, 2017, the Company and magicJack issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 9, 2017, by and among B. Riley Financial, Inc., B. R. Acquisition Ltd. and magicJack VocalTec Ltd.*

99.1	Joint Press Release, dated November 9, 2017.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 9, 2017, by and among B. Riley Financial, Inc., B. R. Acquisition Ltd. and magicJack VocalTec Ltd.*

99.1	Joint Press Release, dated November 9, 2017.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Alan N. Forman
Name:	Alan N. Forman
Title:	Executive Vice President & General Counsel

Date: November 9, 2017